                                                                    Exhibit 99.1


NEW YORK, NY, April 22, 2005 -- Net earnings from continuing operations of Alleghany Corporation (NYSE-Y) in the first quarter of 2005 were $60.9 million, or $7.72 per share (per share information throughout is presented on a diluted basis), compared with $60.7 million, or $7.75 per share, in the first quarter of 2004, Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany common stockholders' equity per share at March 31, 2005 was $231.80, an increase of 2.3% from common stockholders' equity per share of $226.50 as of December 31, 2004 (as adjusted for the stock dividend declared in March 2005). On a consolidated basis, cash and invested assets were approximately $2.6 billion at March 31, 2005, an increase of 4.8% from approximately $2.5 billion at December 31, 2004.

      Alleghany had net catastrophe losses after tax of $5.4 million, or $0.68 per share, in the 2005 first quarter, compared with $0.3 million, or $0.04 per share in the corresponding 2004 period. In the first quarter of 2005, net gains on investment transactions after tax were $30.7 million, or $3.89 per share, compared with $21.6 million, or $2.75 per share, in the 2004 first quarter. First quarter 2005 net earnings from continuing operations adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax were $35.6 million, or $4.51 per share, compared with $39.4 million, or $5.04 per share, in the corresponding 2004 period.


                                                                  Three Months Ended March 31,
                                                                  ----------------------------
                                                                                          Per Share(1)
(in millions, except for per share and share                                              ------------
amounts)                                                2005           2004           2005           2004
                                                        ----           ----           ----           ----
Net earnings from continuing operations                $60.9           $60.7          $7.72         $ 7.75

Adjustments:

Add:     Net catastrophe losses after tax                5.4             0.3           0.68           0.04

Deduct:  Net gains on investment transactions
            after tax                                  (30.7)          (21.6)         (3.89)         (2.75)
                                                       ------          ------        ------        -------
Net earnings from continuing operations, as
  adjusted (2)                                         $35.6           $39.4          $4.51          $5.04

Average number of outstanding shares of common
  stock (3)                                                                       7,896,309      7,835,784

(1) Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the "if-converted method".

(2) Adjusted to exclude net catastrophe losses after tax and net gains on investment transactions after tax.

(3)   Adjusted to reflect the dividend of common stock declared in March 2005.

2005 first quarter net earnings were $60.9 million, or $7.72 per share, compared with $62.1 million, or $7.92 per share, in the corresponding 2004 period. 2005 first quarter pre-tax earnings from continuing operations were $93.8 million, compared with $93.5 million in the 2004 first quarter. Discontinued operations consist of the operations of Heads & Threads International LLC prior to its disposition in December 2004.

      The comparative contributions to earnings from continuing operations before taxes made by Alleghany's operating units Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and World Minerals, Inc. (industrial minerals business), as well as by corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):


                                         Three Months Ended
                                              March 31
                                     2005                  2004
                                     ----                  ----
      AIHL                          $77.2                 $90.6
      World Minerals                  1.5                   5.3
      Corporate activities           15.1                  (2.4)
                                     ----                 -----
      Total                         $93.8                 $93.5
                                    =====                 =====

      AIHL recorded pre-tax earnings of $77.2 million on revenues of $253.0 million in the 2005 first quarter, compared with pre-tax earnings of $90.6 million on revenues of $231.4 million in the first quarter of 2004. AIHL's 2005 first quarter pre-tax earnings include investment income before tax of $14.2 million and net gains on investment transactions before tax of $25.2 million, compared with $10.3 million and $31.4 million, respectively, in the corresponding 2004 period.

      The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin were as follows (in millions, except ratios):

                               Three Months Ended March 31,
                               ----------------------------
                                         RSUI      CATA     Darwin(1)      AIHL
                                         ----      ----     ---------      ----
2005

Gross premiums written (2)              $270.9     $43.2       $33.9      $348.0
Net premiums written (2)                 141.6      41.1        20.5       203.2

Net premiums earned                     $155.5     $39.3       $18.7      $213.5
Loss and loss adjustment expenses         82.4      20.0        12.9       115.3
Underwriting expenses                     30.0      17.7         5.3        53.0
                                          ----      ----         ---        ----
Underwriting profit (loss) (3)            43.1       1.6         0.5        45.2
                                          ====       ===         ===
Interest, dividend and other income                                         14.2
Net gains on investment transactions                                        25.2
Other expenses                                                               7.4
                                                                             ---
Earnings before income taxes                                               $77.2
                                                                           =====

Loss ratio (4)                           53.0%     50.9%       68.9%       54.0%
Expense ratio (5)                        19.2%     45.1%       28.5%       24.8%
Combined ratio (6)                       72.2%     96.0%       97.4%       78.8%

2004

Gross premiums written (2)              $294.4     $41.7       $20.6      $356.7
Net premiums written (2)                 137.7      36.8        14.0       188.5

Net premiums earned                     $148.4     $34.4        $6.9      $189.7
Loss and loss adjustment expenses         70.0      18.8         4.3        93.1
Underwriting expenses                     23.5      15.2         3.0        41.7
                                          ----      ----         ---        ----
Underwriting profit (loss) (3)           $54.9      $0.4      $(0.4)        54.9
                                         =====      ====      ======
Interest, dividend and other income                                         10.3
Net gains on investment transactions                                        31.4
Other expenses                                                               6.0
                                                                             ---
Earnings before income taxes                                               $90.6
                                                                           =====

Loss ratio (4)                           47.2%     54.6%       62.3%       49.1%
Expense ratio (5)                        15.8%     44.1%       43.5%       22.0%
Combined ratio (6)                       63.0%     98.7%      105.8%       71.1%

(1) Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, Darwin is managed on an operating unit basis and therefore, the results of business generated by Darwin have been separated from CATA's results for purposes of this table.

(2)   Amounts do not reflect the impact of an inter-company pooling agreement.

(3) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with U.S. generally accepted accounting principles ("GAAP"), and does not include interest, dividend and other income or net gains on investment transactions. Underwriting profit (loss) does not replace net earnings (loss) determined in accordance with GAAP as a measure of profitability; rather, Alleghany believes that underwriting profit (loss), which does not include interest, dividend and other income or net gains on investment transactions, enhances the understanding of AIHL's insurance operating units' operating results by highlighting net earnings attributable to their underwriting performance. With the addition of interest, dividend and other income and net gains on investment transactions, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where such underwriting losses persist over extended periods, an insurance company's ability to continue as an ongoing concern may be at risk. Therefore, Alleghany views underwriting (loss) profit as an important measure in the overall evaluation of performance.

(4) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

      RSUI's 2005 first quarter underwriting profit was approximately $43.1 million, compared with approximately $54.9 million in the corresponding 2004 period, primarily reflecting an increase in loss and loss adjustment expenses in certain property lines of business and higher underwriting expenses primarily reflecting the absence of profit sharing payments received under certain property reinsurance treaties due to 2004 catastrophe losses. CATA reported an underwriting profit of $1.6 million in the 2005 first quarter, compared with $0.4 million in the first quarter of 2004, primarily reflecting improved loss experience in its property and casualty lines of business and a decrease in reinsurance costs. Darwin reported an underwriting profit of $0.5 million in the 2005 first quarter, compared with an underwriting loss of $0.4 million in the 2004 first quarter, primarily reflecting a significant increase in net premiums earned due to increased levels of gross premiums written across all lines of business, partially offset by increased loss and loss adjustment and underwriting expenses primarily attributable to such premium growth.

      World Minerals recorded pre-tax earnings of $1.5 million on revenues of $69.6 million in first quarter 2005, compared with pre-tax earnings of $5.3 million on revenues of $67.0 million in the corresponding period in 2004. The 2005 first quarter results primarily reflect higher operating, production and transportation costs, primarily at World Minerals' Lompoc, California plant, which were exacerbated by unusually heavy rainfall in California during the quarter, and competitive pricing pressures, partially offset by a modest increase in net sales.

      Corporate activities recorded pre-tax earnings of $15.1 million on revenues of $25.5 million in the 2005 first quarter, compared with a pre-tax loss of $2.4 million on revenues of $7.9 million in the corresponding period in 2004. Corporate activities' 2005 first quarter results include $22.0 million of net gains on investment transactions before tax, compared with $1.7 million in the corresponding 2004 period.

      As of March 31, 2005, Alleghany beneficially owned 8.0 million shares, or approximately 2.1 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $431.4 million, or $53.93 per share. The aggregate cost of such shares is approximately $96.6 million, or $12.07 per share.

      Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the first quarter of 2005, Alleghany did not make any such purchases of shares of its common stock. As of March 31, 2005, Alleghany had

7,885,205 shares of common stock outstanding (which includes the stock dividend declared in March 2005).

Comment on Regulation G

      This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout the press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany's results.

      In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items. Catastrophe losses and gains on investment transactions can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.

      Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

                                    #  #  #

                     ALLEGHANY CORPORATION

              CONSOLIDATED STATEMENTS OF EARNINGS
                    (dollars in thousands)
                          (unaudited)



                                                  THREE MONTHS ENDED MARCH 31, 2005           THREE MONTHS ENDED MARCH 31, 2004
                                              ------------------------------------------  ------------------------------------------
                                              ALLEGHANY                                   ALLEGHANY
                                              INSURANCE   WORLD    CORPORATE              INSURANCE   WORLD    CORPORATE
                                               HOLDINGS  MINERALS  ACTIVITIES  COMBINED    HOLDINGS  MINERALS  ACTIVITIES   COMBINED
                                              ------------------------------------------  ------------------------------------------
REVENUES

  Net premiums earned                          $213,552       $0          $0   $213,552    $189,668       $0         $0    $189,668
  Net mineral and filtration sales                    0   69,738           0     69,738           0   67,081          0      67,081
  Interest, dividend and other income            14,248     (162)      3,476     17,562      10,273      (92)     6,171      16,352
  Net gain (loss) on investments transactions    25,192        0      22,035     47,227      31,437        0      1,746      33,183
                                                -------   ------     -------   --------    --------   ------    -------    --------

        Total revenues                          252,992   69,576      25,511    348,079     231,378   66,989      7,917     306,284

COSTS AND EXPENSES
  Loss and loss adjustment expenses             115,277        0           0    115,277      93,098        0          0      93,098
  Commissions and brokerage                      53,044        0           0     53,044      41,638        0          0      41,638
  Cost of  mineral and filtration sales               0   56,954           0     56,954           0   51,378          0      51,378
  Salaries, administrative and other
    operating expenses                            7,354   10,410         799     18,563       5,984    9,801      1,004      16,789
  Corporate administration                          102        0       8,979      9,081          33        0      8,769       8,802
  Interest expense                                    0      687         665      1,352           0      556        532       1,088
                                                -------   ------     -------   --------    --------   ------    -------    --------

        Total costs and expenses                175,777   68,051      10,443    254,271     140,753   61,735     10,305     212,793
                                                -------   ------     -------   --------    --------   ------    -------    --------

EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES                $77,215   $1,525     $15,068     93,808     $90,625   $5,254    ($2,388)     93,491
                                               ========  =======    ========               ========  =======    ========

INCOME TAXES                                                                     32,937                                      32,795
                                                                                -------                                      ------

EARNINGS FROM CONTINUING OPERATIONS                                              60,871                                      60,696

DISCONTINUED OPERATIONS
   Operations                                                                        0                                        2,287
   Income taxes                                                                      0                                          919
                                                                                    --                                        -----
EARNINGS FROM DISCONTINUED OPERATIONS, NET                                           0                                        1,368
                                                                                    --                                        -----

NET EARNINGS                                                                   $60,871                                      $62,064
                                                                               ========                                     =======

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      (in thousands, except share amounts)


                                                                         MARCH 31,         DECEMBER 31,
                                                                           2005                2004*
                                                                        (unaudited)         (audited)
                                                                      ---------------     --------------
ASSETS

  Available for sale securities at fair value:

        Equity securities                                                   $637,291           $645,184
        Debt securities                                                    1,466,558          1,179,210
  Short-term investments                                                     265,733            378,452
                                                                      ---------------     --------------
                                                                           2,369,582          2,202,846

  Cash                                                                       240,729            288,436
  Notes receivable                                                            91,665             91,665
  Accounts receivable, net                                                    63,008             70,547
  Premium balances receivable                                                181,466            203,141
  Reinsurance recoverables                                                   648,922            623,325
  Ceded unearned premium reserves                                            275,131            286,451
  Deferred acquisition costs                                                  55,514             56,165
  Property and equipment - at cost, net of accumulated depreciation          164,976            168,316
  Inventory                                                                   39,950             41,521
  Goodwill and other intangibles, net of amortization                        221,339            223,706
  Deferred tax assets                                                        110,738            104,563
  Other assets                                                               121,131             67,043
                                                                      ---------------     --------------
                                                                          $4,584,151         $4,427,725
                                                                      ===============     ==============


LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Losses and loss adjustment expenses                                     $1,266,411         $1,232,337
  Unearned premiums                                                          729,517            751,131
  Reinsurance payable                                                        121,794            112,479
  Deferred tax liabilities                                                   225,384            224,847
  Subsidiaries' debt                                                         138,860            138,258
  Current taxes payable                                                       46,008             17,433
  Other liabilities                                                          228,389            177,824
                                                                      ---------------     --------------
      Total liabilities                                                    2,756,363          2,654,309
  Common stockholders' equity                                              1,827,788          1,773,416
                                                                      ---------------     --------------
                                                                          $4,584,151         $4,427,725
                                                                      ===============     ==============


COMMON SHARES OUTSTANDING  (adjusted for stock dividends)                  7,885,205          7,829,721
                                                                      ===============     ==============

* Certain amounts have been reclassified to conform to the 2005 presentation.